SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of June 10, 2014, by and between [                       ], an individual accredited investor having his principal residence at [                             ] (“Investor”), and NEAH POWER SYSTEMS, INC., a Nevada corporation having its principal offices located at 22118 20th Avenue SE, Suite 142, Bothell, Washington, 98021 (the “Company”).  The Investor and the Company are sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties”.

WHEREAS, the Parties desire that the Company shall issue and the Investor shall purchase certain securities of the Company upon the terms and subject to the conditions described herein.

NOW, THEREFORE, the Parties agree to the following:

1.

Purchase and Sale of Securities.  Subject to the terms and conditions of this Agreement, the Investor shall purchase from the Company and the Company shall issue and sell to the Investor thirty three million three hundred and thirty three thousand and three hundred and thirty three (33,333,333) shares (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), eight million three hundred and thirty three thousand and three hundred and thirty three (8,333,333) three (3) year warrant to purchase common shares at a strike price of $0.0300 (Warrant no XXX-01), and three million three hundred and thirty three thousand and three hundred and thirty three (3.333,333) three (3) year warrant to purchase common shares at a strike price of $0.0375 (Warrant No XXX-02) for the total of $500,000.00 (the “Purchase Price”).

2.

Closing.  The closing of the purchase and sale of the Shares (the “Closing”) shall take place remotely by the electronic exchange of all required closing deliveries.  The date on which the Closing actually occurs is referred to herein as the “Closing Date”.

3.

Closing Deliverables.  At the Closing, (i) the Investor shall wire the Purchase Price to the Company, and (ii) the Company shall deliver to the Investor a certificate representing the Shares and the associated warrant certificates.

4.

Investor Representations.  The Investor represents, warrants and acknowledges to the Company: (i) the Investor is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act; (ii) the Investor has such experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Shares; (iii) the Investor acknowledges that this investment is speculative and involves a high degree of risk, and the Investor is capable of bearing all of the economic risks of this investment, including the possible loss of its investment; (iv) the Investor understands that the Shares are being sold by the Company pursuant to an exemption from registration under the Securities Act and pursuant to similar exemptions under certain state securities laws; (v) the Investor acknowledges that the Shares will be deemed “restricted securities” under applicable rules promulgated under the Securities Act; (vi) the Investor is acquiring the Shares for its own account, for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; (vii) the Investor understands that it will not be able to transfer or make any other disposition of the Shares unless such transfer or disposition is registered or qualified under all applicable federal or state securities laws or an exemption from such registration or qualification is available; (viii) the Investor understands that the certificates representing the Shares will bear a legend evidencing the restrictions on transfer described herein; (ix) the Investor has had an opportunity to review the public information available about the Company, including the documents filed by the Company with the Securities and Exchange Commission (the “SEC”), and the Investor has had an opportunity to ask questions and receive answers from the Company in connection with the purchase of the Shares; and (x) the Investor has full power and authority to execute, deliver and perform this Agreement.

5.

Representations and Warranties by Investor under USA PATRIOT Act.

(a)

The Investor represents that the amounts to be paid by the Investor to the Company for the Shares were not and are not directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.1 The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (“OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(b)

The Investor hereby represents and warrants that, to the best of the Investor’s knowledge: (i) the Investor; (ii) any person controlling or controlled by the Investor; (iii) if the Investor is a privately held entity, any person having a beneficial interest in the Investor; or (iv) any person for whom the Investor is acting as agent or nominee in connection with this investment is not a country, territory, individual or entity named on an OFAC list or a person or entity prohibited under the OFAC Programs.

(c)

The Investor represents and warrants that, to the best of the Investor’s knowledge, (i) the Investor; (ii) any person controlling or controlled by the Investor; (iii) if the Investor is a privately held entity, any person having a beneficial interest in the Investor; or (iv) any person for whom the Investor is acting as agent or nominee in connection with this investment is not a senior foreign political figure,2 any immediate family member3 or close associate4 of a senior foreign political figure as such terms are defined in the footnotes below.

__________________________________________________________________

[1]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.
[2]

A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3]	“Immediate family” of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws.
[4]

A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

6.

Company Representations. The Company represents and warrants to the Investor as follows:

(a)

Due Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company has no subsidiaries. The Company is qualified to conduct business and is in good standing in the States of Nevada and Washington, and neither the conduct of its business nor the ownership or leasing of its property require it to qualify to do business as a foreign corporation in any other jurisdiction. All actions taken by the current directors and stockholders of the Company have been valid and in accordance with the laws of the State of Nevada and all actions taken by the Company have been duly authorized by the current directors and stockholders of the Company as appropriate.

(b)

Authorized Capital, No Preemptive Rights, No Liens; Anti-Dilution. As of the date hereof, the authorized capital of the Company is 1,800,000,000 shares of Common Stock, par value $0.001 per share, of which 929,889,445 are issued and outstanding, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which  2,000,000 shares have been designated as Series B Preferred Stock, 1,228,994 shares of which are issued and outstanding.  All of the outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company, or otherwise.  As of the date hereof

(i) there are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and

(ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act of 1933, and

(iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in the Company’s articles of incorporation or bylaws or in any agreement providing rights to security holders)

that will be triggered by the transactions contemplated by this Agreement.

(c)

Authorization. The Company has full corporate power and authority and has taken all requisite corporate action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement and all other necessary documents required to be executed and delivered in connection herewith (collectively, the “Transaction Documents”), (ii) the performance of all obligations of the Company under the Transaction Documents, and (iii) the authorization, issuance, and delivery of the Shares in accordance with the terms hereof.  The Transaction Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforcement may be limited by (a) applicable bankruptcy, insolvency, reorganization, voidable preference, fraudulent conveyance and other similar laws affecting the rights or remedies of creditors generally and (b) the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity).

(d)

Valid Issuance of the Shares.  The Shares, when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions imposed by applicable state and federal securities laws, or created by or imposed by the Seller.  Assuming the accuracy of the representations of the Seller in Section 4, the Shares, when issued, will be issued in compliance with all applicable federal and state securities laws.

(e)

 Common Stock. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. The Company has registered the Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of the Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. The Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.

(f)

No Registration or Integration. Assuming that the Investor’s representations in Section 4 and the signature page to this Agreement are true and correct, no registration of the shares of common stock is required under the Securities Act or any state securities law for the offer and sale of such securities to the Investor pursuant to this Agreement.  None of the Company, its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security or solicited offers to buy any security which is or would be integrated with the sale of the Shares in a manner that would require the Shares to be registered under the Securities Act.

(g)

No General Solicitation. Neither the Company, its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) or any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares in the United States.

(h)

Exchange Act Compliance.  The Company is subject to and in compliance with the reporting requirements of Exchange Act.  As of its filing date, each report filed by the Company with the SEC pursuant to the Exchange Act, complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each registration statement and any amendment thereto filed by the Company pursuant to the Securities Act, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in them. There has been no change in the Company’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

(i)

No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (a) result in a violation of the Certificate or By-Laws or (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a material adverse effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Agreement or issue and sell the Equity Unit in accordance with the terms hereof or the Common Stock issuable upon exercise or conversion thereof (other than filing of a Form D with the SEC and any notice filings under state securities or blue sky laws subsequent to the closing of the transactions); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

(j)

No Undisclosed Liabilities. The Company has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since May 14, 2014 and which, individually or in the aggregate, do not or would not have a material adverse effect on the Company.

(k)

No Undisclosed Events or Circumstances. There has been no event or circumstance that has occurred or exists with respect to the Company, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Company’s filings with the SEC or any disclosure schedule attending this Agreement.

(l)

Financial Statements.  The financial statements included in each SEC Filing present fairly and accurately the consolidated financial position of the Company and its subsidiaries as of the dates shown and their consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

(m)

Disclosures.  No representation or warranty made by the Company under this Agreement or the other Transaction Agreements contains any untrue statement of a material fact or omits to state a material fact necessary to make the respective statements contained herein or therein, in light of the circumstances under which the statements were made, not misleading.

5.

Miscellaneous.

(a) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Washington, without regard to the principles of conflict of laws thereof.  Each Party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions hereunder (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) may be commenced in the state and federal courts sitting in the City of Seattle, King County (the “Washington Courts”).  Each Party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the Washington Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Washington Courts, or such Washington Courts are improper or inconvenient venue for such proceeding.  Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each Party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either Party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(b) Waiver.  Any waiver by the Company or the Investor of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.  The failure of the Company or the Investor to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  Any waiver by the Company or the Investor must be in writing.

(c) Headings.  The headings contained herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(d)

Successors and Assigns. This Agreement shall be binding upon the parties hereto, their respective successors and may not be assigned by any party without the written agreement of both parties.

(e)

Amendment. This Agreement may not be amended without the written agreement of both parties.

(f)

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)

Titles and Subtitles. The titles of the sections and subsections of this Agreement are not to be considered in construing this Agreement.

(h)

Agreement is Entire Contract. This Agreement, together with the other Transaction Agreements, constitutes the final, complete and exclusive contract between the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations, guarantees or covenants except as specifically set forth herein and in such other documents referred to above. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any right, remedies, obligations or liabilities under or by reason of this  Agreement, except as expressly provided herein.

1.

Notices. All notices pertaining to the Agreement shall be in writing and shall be delivered by a) facsimile, by b) the United States Postal Service or reputable courier service, or by c) E-mail with receipt confirmation by recipient. The contact information for such communications shall be:

If to the Company:

Neah Power Systems, Inc.

22118 20th Ave SE, Suite 142

Bothell, Washington 98021

Tel: 425-424-3324 ext. 112

Fax: 425-483-8454

Attn: David Schmidt

dschmidt@neahpower.com

With a copy to:

Joseph J. Tomasek, Esq.

Jtoma38@aol.com

77 North Bridge Street

Somerville, New Jersey 08876

(Tel): 908-429-0030

Mintz&Fraade, P.C.

480 Madison Avenue

New York, New York 10022

212-486-2500

If to Investor:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

By:__________________________________

Principal

NEAH POWER SYSTEMS, INC.

By:

 ________________________________

Gerard Christopher D’Couto

President and Chief Executive Officer